Exhibit 99.1

Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $13.9 Million.

DALLAS – April 29, 2015 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (NASDAQ: TBK) today announced earnings and operating results for the first quarter of 2015.

“Our first quarter 2015 results reflect our opportunistic approach to our business”, said Aaron P. Graft, Chief Executive Officer, Triumph Bancorp, Inc. “Our acquisition of Doral Money, Inc. added approximately $700 million to our asset management business and generated a profit for our investors, in addition to core earnings for the quarter.”

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Metrics and Non-GAAP Financial Reconciliation” at the end of this document.

First Quarter Highlights

•	For the first quarter of 2015, net income was $14.0 million and net income available to common stockholders was $13.9 million, compared to net income of $2.8 million and net income available to common stockholders of $2.0 million for the quarter ended December 31, 2014.

•	Triumph Capital Advisors (“TCA”) completed the acquisition of Doral Money, Inc. (“DMI”). This transaction added two active collateralized loan obligation (“CLO”) management contracts to TCA’s portfolio, which increased assets under management by approximately $700 million. Triumph recorded a preliminary bargain purchase gain associated with this transaction of $12.5 million.

•	Fully diluted earnings per share were $0.76 for the quarter ended March 31, 2015, compared to $0.14 for the quarter ended December 31, 2014. Excluding the impact of the net contribution of the DMI acquisition, fully diluted earnings per share were $0.14 for the quarter ended March 31, 2015.

•	For the quarter ended March 31, 2015, excluding the DMI transaction our annualized return on average common equity and return on average assets were 4.29% and 0.69%, compared to 4.30% and 0.78%, respectively, for the quarter ended December 31, 2014.

Doral Money, Inc. Transaction Summary

Set forth below is a summary of the estimated acquisition date fair value of the assets acquired as part of the DMI acquisition, the consideration transferred, and the resulting bargain purchase gain recorded from the acquisition. As previously disclosed, TCA financed a portion of the consideration paid in the acquisition with the proceeds of a credit facility in an amount equal to the value of the acquired CLO securities, which was repaid immediately following the closing through transfer of the acquired CLO securities to the lender.

Acquisition Summary
(Dollars in thousands)
Cash	$8,273
CLO securities	98,316
SNC loans	36,765
Prepaid income tax	3,014
Other assets/liabilities	87

Fair value of DMI net assets	$146,455
Fair value of CLO contracts	1,918

Net fair value of acquired assets	$148,373
Consideration transferred	(135,864)

Bargain purchase gain, nontaxable	$12,509

Transaction costs, net of tax	(158)
Incremental bonus, net of tax	(1,138)
Escrow recovery from Doral Healthcare, net of tax	195

Net contribution of acquisition	$11,408

In addition to the delivery of the CLO securities to the lender as described above, the shared national credit (“SNC”) loan portfolio was sold to third parties shortly following the closing at its acquisition date fair value. There were no material gains or losses associated with this liquidation. Following the delivery of the CLO securities to the lender and the sale of the SNC loan portfolio, the remaining primary assets resulting from the acquisition consist of the cash, prepaid tax asset and CLO contracts set forth above. In conjunction with the transaction, the Company incurred direct transaction expenses of $243 thousand.

Also as a result of the transaction, the Company recognized $300 thousand in other income due to the release of cash previously held in escrow but controlled by DMI as part of the Company’s June 2014 purchase agreement to acquire Doral Healthcare Finance, and accrued $1.8 million in incremental bonus expense for the anticipated amount expected to be paid to team members to recognize their contribution to this transaction.

Balance Sheet

Total loans held for investment were $1.011 billion at March 31, 2015, an increase of $5.6 million or 0.6% during the first quarter. This increase was primarily due to continued growth in our commercial finance loan portfolio, which consists of factored receivables, asset based and equipment loans originated under our Triumph Commercial Finance brand, and healthcare asset based loans originated under our Triumph Healthcare Finance brand. Our commercial finance loan portfolio totaled $385.8 million as of March 31, 2015, an increase of $10.4 million or 2.8% in the first quarter of 2015.

Total deposits were $1.174 billion at March 31, 2015, an increase of $8.5 million or 0.7% for the first quarter of 2015. Noninterest-bearing deposits accounted for 14.3% of total deposits and non-time deposits accounted for 50.6% of total deposits. The average cost of our interest-bearing deposits was 0.64% for the quarter ended March 31, 2015 compared to 0.61% for the quarter ended December 31, 2014, on an annualized basis.

Net Interest Income

We earned net interest income for the quarter ended March 31, 2015, of $19.7 million compared to $21.3 million for the quarter ended December 31, 2014. Yields on loans for the quarter ended March 31, 2015 were down 0.48% to 8.50% (8.04% adjusted for loan discount accretion) compared to 8.98% (8.29% adjusted for loan discount accretion) for the quarter ended December 31, 2014. Net interest margin (“NIM”) decreased 0.47% to 6.11% for the quarter ended March 31, 2015 from 6.58% for the quarter ended December 31, 2014. Net interest margin adjusted for loan discount accretion was 5.76% for the quarter ended March 31, 2015 compared to 6.05% for the quarter ended December 31, 2014. The decrease in adjusted loan yield and adjusted NIM is largely attributable to the change in the mix of our loan portfolio between higher yielding factored receivables and mortgage warehouse loans during the quarter.

Asset Quality

Our provision for loan losses was $0.6 million for the quarter ended March 31, 2015 compared to $1.8 million for the quarter ended December 31, 2014. We experienced net charge-offs of $0.2 million for the quarter ended March 31, 2015 compared to net charge-offs of $0.3 million for the quarter ended December 31, 2014. From December 31, 2014 to March 31, 2015, our allowance for loan and lease losses (“ALLL”) increased from $8.8 million or 0.88% of total loans to $9.3 million or 0.92% of total loans. Nonperforming Assets (“NPAs”) improved 11 bps from December 31, 2014 to March 31, 2015 to 1.62% of total assets.

Noninterest Income and Expense

We earned noninterest income for the quarter ended March 31, 2015 of $16.7 million (or $3.9 million excluding the DMI transaction) compared to $3.7 million for the quarter ended December 31, 2014.

For the quarter ended March 31, 2015, noninterest expense totaled $20.8 million (or $18.8 million excluding the DMI transaction), compared to $19.7 million for the quarter ended December 31, 2014, an increase of $1.1 million.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 8:00 a.m. Central Time on Thursday, April 30th, 2015. Dan Karas, Chief Lending Officer of Triumph Savings Bank and Gibran Mahmud, Senior Managing Director at Triumph Capital Advisors will also be available for questions.

To participate in the live conference call, please dial 1 (855) 779-1042 (U.S. and Canada) and enter Conference ID # 21869542. A simultaneous audio-only webcast may be accessed via the Company’s website at www.triumphbancorp.com through the Investor Relations, Webcasts and Presentations links, or through a direct link here at http://edge.media-server.com/m/p/c9f3zyrb/lan/en. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Headquartered in Dallas, Texas, Triumph Bancorp, Inc. (NASDAQ: TBK) is a financial holding company with a diversified line of community banking, commercial finance and asset management activities. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: our limited operating history as an integrated company; business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market area; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; risks related to our asset management business; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the obligations associated with being a public company; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses;

changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; increases in our capital requirements; and risk retention requirements under the Dodd-Frank Act.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 6, 2015.

Non-GAAP Financial Measures

This press release includes certain Non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and For the Three Months Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Key Metrics	2015	2014	2014	2014	2014
Financial Highlights (in thousands)
Total assets	$1,472,743	$1,447,898	$1,347,798	$1,407,072	$1,297,110
Total loans held for investment	1,011,446	1,005,878	977,139	939,517	800,667
Total deposits	1,173,679	1,165,229	1,105,624	1,108,254	1,050,312
Net income available to common stockholders	$13,852	$2,021	$9,495	$2,285	$3,148

Performance ratios - annualized
Return on average assets	3.93%	0.78%	3.01%	0.88%	1.19%
Return on average common equity (1)	23.95%	4.30%	26.84%	7.05%	10.10%
Return on average tangible common equity (ROATCE) (1)	27.38%	5.11%	34.26%	8.98%	13.00%
Return on average total equity	23.31%	5.02%	23.16%	7.18%	9.26%
Yield on loans	8.50%	8.98%	8.66%	8.83%	9.17%
Adjusted yield on loans (1)	8.04%	8.29%	8.03%	7.75%	7.73%
Cost of interest bearing deposits	0.64%	0.61%	0.56%	0.50%	0.50%
Cost of total deposits	0.55%	0.52%	0.48%	0.42%	0.43%
Cost of total funds	0.63%	0.65%	0.59%	0.53%	0.56%
Net interest margin (1)	6.11%	6.58%	6.69%	6.58%	6.85%
Adjusted net interest margin (1)	5.76%	6.05%	6.19%	5.74%	5.73%
Net noninterest expense to average assets (1)	4.18%	4.44%	4.48%	3.99%	3.92%
Efficiency ratio (1)	79.70%	78.58%	78.29%	71.78%	69.40%

Asset Quality(2)
Past due to total loans	2.91%	2.57%	2.61%	2.82%	2.99%
Nonperforming loans to total loans	1.66%	1.66%	1.80%	1.54%	1.32%
Nonperforming assets to total assets	1.62%	1.73%	2.05%	1.82%	1.86%
ALLL to nonperforming loans	55.28%	53.02%	41.68%	43.16%	43.92%
ALLL to total loans	0.92%	0.88%	0.75%	0.67%	0.58%
Net charge-offs to average loans	0.02%	0.03%	0.03%	0.01%	(0.01%)

Capital(3)
Tier 1 capital to average assets	17.32%	15.92%	12.20%	11.00%	11.89%
Tier 1 capital to risk-weighted assets	20.68%	19.56%	14.59%	12.66%	14.32%
Common equity tier 1 capital to risk-weighted assets	18.32%	N/A	N/A	N/A	N/A
Total capital to risk-weighted assets	21.47%	20.35%	15.27%	13.22%	14.78%
Total equity to total assets	17.16%	16.40%	13.05%	11.79%	12.66%
Total stockholders’ equity to total assets	17.16%	16.40%	11.12%	9.95%	10.58%
Tangible common stockholders’ equity to tangible assets	14.75%	14.00%	8.38%	7.21%	7.85%

Per Share Amounts
Book value per share	$13.52	$12.68	$14.18	$13.23	$12.94
Tangible book value per share (1)	$11.84	$11.06	$11.17	$10.08	$10.12
Basic earnings per common share	$0.78	$0.14	$0.96	$0.23	$0.32
Diluted earnings per common share	$0.76	$0.14	$0.91	$0.23	$0.32
Shares outstanding end of period	17,963,783	17,963,783	9,886,778	9,845,819	9,846,096

Unaudited consolidated balance sheet as of:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
ASSETS
Total cash and cash equivalents	$178,442	$160,888	$75,625	$85,716	$106,951
Securities - available for sale	161,360	162,024	165,489	168,694	165,276
Securities - held to maturity	746	745	745	744	744
Loans held for sale	3,401	3,288	7,295	4,088	4,902
Loans held for investment	1,011,446	1,005,878	977,139	939,517	800,667
Allowance for loan and lease losses	(9,286)	(8,843)	(7,320)	(6,253)	(4,631)

Loans, net	1,002,160	997,035	969,819	933,264	796,036
Branch assets held for sale	—	—	—	80,331	88,692
FHLB and FRB stock	4,466	4,903	5,826	7,976	5,233
Premises and equipment, net	21,716	21,933	21,744	20,708	20,502
Other real estate owned (OREO)	6,991	8,423	10,019	11,103	13,575
Goodwill and intangible assets, net	30,211	29,057	29,783	31,043	27,792
Bank-owned life insurance	29,193	29,083	28,955	28,829	28,695
Other assets	34,057	30,519	32,498	34,576	38,712

Total assets	$1,472,743	$1,447,898	$1,347,798	$1,407,072	$1,297,110

LIABILITIES
Noninterest bearing deposits	$167,538	$179,848	$154,750	$176,245	$155,879
Interest bearing deposits	1,006,141	985,381	950,874	932,009	894,433

Total deposits	1,173,679	1,165,229	1,105,624	1,108,254	1,050,312
Customer repurchase agreements	8,666	9,282	15,644	15,313	17,670
Federal Home Loan Bank advances	—	3,000	—	70,000	20,750
Senior secured note	—	—	11,630	11,944	12,259
Junior subordinated debentures	24,487	24,423	24,359	24,296	24,233
Other liabilities	13,234	8,455	14,713	11,341	7,705

Total liabilities	1,220,066	1,210,389	1,171,970	1,241,148	1,132,929

EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,196	5,196	5,196	5,196	5,196
Common stock	180	180	99	98	98
Additional paid-in-capital	191,745	191,049	105,304	104,827	104,744
Treasury stock	(161)	(161)	(68)	(4)	—
Retained earnings	49,596	35,744	34,014	24,519	22,111
Accumulated other comprehensive income	1,571	951	836	841	485

Total stockholders’ equity	252,677	237,509	149,931	140,027	137,184
Noncontrolling interests	—	—	25,897	25,897	26,997

Total equity	252,677	237,509	175,828	165,924	164,181

Total liabilities and equity	$1,472,743	$1,447,898	$1,347,798	$1,407,072	$1,297,110

Unaudited consolidated statement of income for the three months ended:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
Interest income:
Loans, including fees	$13,239	$14,138	$13,706	$13,860	$14,376
Factored receivables, including fees	7,509	8,367	7,681	6,838	5,272
Taxable securities	678	644	666	663	657
Tax exempt securities	12	14	15	15	16
Cash deposits	141	117	50	77	58

Total interest income	21,579	23,280	22,118	21,453	20,379

Interest expense:
Deposits	1,570	1,498	1,289	1,141	1,108
Federal Home Loan Bank advances	1	2	19	20	4
Senior secured note	—	173	134	137	140
Junior subordinated debentures	272	276	276	272	271
Other	11	2	5	2	1

Total interest expense	1,854	1,951	1,723	1,572	1,524
Net interest income	19,725	21,329	20,395	19,881	18,855
Provision for loan losses	645	1,811	1,375	1,747	925

Net interest income after provision for loan losses	19,080	19,518	19,020	18,134	17,930
Noninterest income:
Service charges on deposits	612	647	811	813	738
Card income	523	516	544	548	490
Net realized gains/(losses) & valuation adjustments on OREO	26	(242)	(11)	(252)	(77)
Net gains on sale of securities	—	62	10	—	16
Net gains on sale of loans	542	437	484	319	255
Fee income	422	553	448	421	398
Gain on branch sale	—	—	12,619	—	—
Bargain purchase gain	12,509	—	—	—	—
Asset management fees	958	486	374	129	—
Other	1,067	1,262	525	655	789

Total noninterest income	16,659	3,721	15,804	2,633	2,609

Noninterest expense:
Salaries and employee benefits	13,269	12,752	11,032	9,471	8,876
Occupancy, furniture and equipment	1,572	1,429	1,319	1,336	1,390
FDIC insurance assessment	263	221	280	280	261
Carrying costs for OREO	79	68	73	100	132
Professional fees	1,327	1,146	1,043	793	592
Amortization of intangible assets	764	727	746	724	726
Advertising and promotion	543	366	1,102	683	443
Communications and technology	886	961	954	945	888
Other	2,080	2,015	1,912	1,828	1,588

Total noninterest expense	20,783	19,685	18,461	16,160	14,896

Net income before income tax	14,956	3,554	16,363	4,607	5,643
Income tax expense	912	747	6,089	1,626	1,916

Net income	$14,044	$2,807	$10,274	$2,981	$3,727

Effect of noncontrolling interests and preferred shares	(192)	(786)	(779)	(696)	(579)

Net income to common stockholders	$13,852	$2,021	$9,495	$2,285	$3,148

Loans held for investment summarized for the most recent five quarters:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
Commercial real estate	$236,659	$249,164	$261,836	$265,129	$268,863
Construction, land development, land	52,203	42,914	45,996	43,040	39,230
1-4 family residential properties	73,605	78,738	80,419	81,187	79,542
Farmland	24,805	22,496	20,059	19,644	20,114
Commercial	371,614	364,567	340,316	328,361	234,986
Factored receivables	171,452	180,910	169,112	156,272	129,531
Consumer	11,201	11,941	12,527	13,525	13,515
Mortgage warehouse	69,907	55,148	46,874	32,359	14,886

Total loans	$1,011,446	$1,005,878	$977,139	$939,517	$800,667

A portion of our total loan portfolio consists of commercial finance products offered on a nationwide basis, as further summarized below:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
Equipment*	$118,273	$106,354	$94,460	$71,198	$58,737
Asset based lending (General)*	36,511	46,388	50,046	48,699	39,643
Asset based lending (Healthcare)*	59,572	41,770	40,885	45,751	—
Factored receivables	171,452	180,910	169,112	156,272	129,531

Commercial finance	$385,808	$375,422	$354,503	$321,920	$227,911

Total loans held for investment	$1,011,446	$1,005,878	$977,139	$939,517	$800,667
Commercial finance as a % of total	38%	37%	36%	34%	28%
Community banking as a % of total	62%	63%	64%	66%	72%

*	Denotes equipment loans offered under our Triumph Commercial Finance brand, general asset based loans offered under our Triumph Commercial Finance brand and healthcare asset based loan products offered under our Triumph Healthcare Finance brand.

Deposits summarized for the most recent five quarters:

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(Dollars in thousands)	2015	2014	2014	2014	2014
Noninterest bearing demand	$167,538	$179,848	$154,750	$176,245	$155,879
Interest-bearing demand	231,718	236,525	209,491	248,992	209,170
Individual retirement accounts	55,773	55,034	54,378	53,856	54,709
Money market	120,001	117,514	125,371	138,204	142,522
Savings	74,236	70,407	72,012	73,207	73,011
Certificates of deposit	474,413	455,901	439,603	367,731	356,844
Brokered deposits	50,000	50,000	50,019	50,019	58,177

Total deposits	$1,173,679	$1,165,229	$1,105,624	$1,108,254	$1,050,312

Net interest margin summarized for the most recent two quarters:

	For the three months ended
	March 31, 2015			December 31, 2014
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$154,615	$141	0.37%	$121,935	$117	0.38%
Taxable securities	154,810	627	1.64%	157,294	590	1.49%
Tax-exempt securities	5,910	12	0.82%	6,401	14	0.87%
FHLB & Fed Reserve stock	4,538	51	4.56%	5,203	54	4.12%
Total loans	990,450	20,748	8.50%	994,633	22,505	8.98%

Total interest earning assets	$1,310,323	$21,579	6.68%	$1,285,466	$23,280	7.19%

Noninterest earning assets:
Other assets	139,468			142,009

Total assets	$1,449,791			$1,427,475

Interest bearing liabilities:
Deposits:
Interest bearing deposits	$230,455	$33	0.06%	$232,784	$35	0.06%
Individual retirement accounts	55,369	156	1.14%	53,381	154	1.14%
Money market	119,199	67	0.23%	121,242	71	0.23%
Savings deposits	72,034	9	0.05%	72,956	9	0.05%
Certificates of deposit	468,573	1,181	1.02%	449,166	1,103	0.97%
Brokered deposits	50,003	124	1.01%	50,190	126	1.00%

Total deposits	995,633	1,570	0.64%	979,719	1,498	0.61%
Short-term borrowings	15,229	12	0.32%	18,696	4	0.08%
Senior secured note	—	—	0.00%	5,337	173	12.86%
Junior subordinated debentures	24,449	272	4.51%	24,388	276	4.49%

Total interest bearing liabilities	$1,035,311	$1,854	0.73%	$1,028,140	$1,951	0.75%

Noninterest bearing liabilities and equity:
Noninterest bearing demand deposits	160,875			164,369
Other liabilities	9,304			13,268
Total equity	244,301			221,698

Total liabilities and equity	$1,449,791			$1,427,475

Net interest income		$19,725			$21,329

Interest spread			5.95%			6.44%

Net interest margin on a fully tax-equivalent basis			6.11%			6.58%

Cost of total deposits			0.55%			0.52%
Cost of total funds			0.63%			0.65%

Metrics and non-GAAP financial reconciliation

	As of and For the Three Months Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Net income available to common stockholders	$13,852	$2,021	$9,495	$2,285	$3,148
Dilutive effect of preferred stock	—	—	—	—	192
Less: gain on branch sale, net of tax	—	—	7,892	—	—
Less: bargain purchase gain, nontaxable	12,509	—	—	—	—
Add: merger and acquisition expenses, net of tax	158	—	—	—	—
Add: incremental bonus accrual, net of tax	1,138	—	—	—	—
Less: escrow recovery from Doral Healthcare Finance, net of tax	195	—	—	—	—

Adjusted net income available to common stockholders	$2,444	$2,021	$1,603	$2,285	$3,340

Weighted average shares outstanding - diluted	18,428,663	14,261,717	10,602,155	9,910,507	10,544,902
Less: adjusted effects of assumed Preferred Stock conversion	676,351	—	676,351	—	—

Adjusted weighted average shares outstanding - diluted	17,752,312	14,261,717	9,925,804	9,910,507	10,544,902

Adjusted diluted earnings per common share	$0.14	$0.14	$0.16	$0.23	$0.32

Average common equity	$234,555	N/A	N/A	N/A	N/A
Less: average contribution impact of Doral Money, Inc transaction	3,549	N/A	N/A	N/A	N/A

Adjusted average common equity	231,006	N/A	N/A	N/A	N/A

Adjusted return on average common equity	4.29%	N/A	N/A	N/A	N/A

Average total assets	$1,449,791	N/A	N/A	N/A	N/A
Less: average contribution impact of Doral Money, Inc transaction	3,549	N/A	N/A	N/A	N/A

Adjusted average total assets	1,446,242	N/A	N/A	N/A	N/A

Adjusted return on average total assets	0.69%	N/A	N/A	N/A	N/A

Net income available to common stockholders	$13,852	$2,021	$9,495	$2,285	$3,148
Average tangible common equity	205,204	156,888	109,944	102,107	98,198

Return on average tangible common equity (ROATCE)	27.38%	5.11%	34.26%	8.98%	13.00%

Efficiency ratio:
Net interest income	$19,725	$21,329	$20,395	$19,881	$18,855
Noninterest income	16,659	3,721	15,804	2,633	2,609

Operating revenue	36,384	25,050	36,199	22,514	21,464
Less: gain on branch sale	—	—	12,619	—	—
Less: bargain purchase gain	12,509	—	—	—	—
Less: escrow recovery from Doral Healthcare Finance	300	—	—	—	—

Adjusted operating revenue	$23,575	$25,050	$23,580	$22,514	$21,464

Total noninterest expenses	$20,783	$19,685	$18,461	$16,160	$14,896
Less: merger and acquisition expenses	243	—	—	—	—
Less: incremental bonus accrual	1,750	—	—	—	—

Adjusted noninterest expenses	$18,790	$19,685	$18,461	$16,160	$14,896

Efficiency ratio	79.70%	78.58%	78.29%	71.78%	69.40%

Net noninterest expense to average assets ratio:
Total noninterest expenses	$20,783	$19,685	$18,461	$16,160	$14,896
Less: merger and acquisition expenses	243	—	—	—	—
Less: incremental bonus accrual	1,750	—	—	—	—
Less: noninterest income, excluding gain on branch sale and bargain purchase gain	4,150	3,721	3,185	2,633	2,609
Add: escrow recovery from Doral Healthcare Finance	300	—	—	—	—

Adjusted net noninterest expenses	$14,940	$15,964	$15,276	$13,527	$12,287
Average total assets	1,449,791	1,427,475	1,354,207	1,359,503	1,271,024

Net noninterest expense to average assets ratio	4.18%	4.44%	4.48%	3.99%	3.92%

Reported yield on loans	8.50%	8.98%	8.66%	8.83%	9.17%
Effect of accretion income on acquired loans	(0.46%)	(0.69%)	(0.63%)	(1.08%)	(1.44%)

Adjusted yield on loans	8.04%	8.29%	8.03%	7.75%	7.73%

Reported net interest margin	6.11%	6.58%	6.69%	6.58%	6.85%
Effect of accretion income on acquired loans	(0.35%)	(0.53%)	(0.50%)	(0.84%)	(1.12%)

Adjusted net interest margin	5.76%	6.05%	6.19%	5.74%	5.73%

Total stockholders’ equity	$252,677	$237,509	$149,931	$140,027	$137,184
Less: Preferred stock liquidation preference	9,746	9,746	9,746	9,746	9,746

Total common stockholders’ equity	242,931	227,763	140,185	130,281	127,438
Less: Goodwill and other intangibles	30,211	29,057	29,783	31,043	27,792

Tangible common stockholders’ equity	$212,720	$198,706	$110,402	$99,238	$99,646
Common shares outstanding	17,963,783	17,963,783	9,886,778	9,845,819	9,846,096
Tangible book value per share	$11.84	$11.06	$11.17	$10.08	$10.12

Total assets at end of period	$1,472,743	$1,447,898	$1,347,798	$1,407,072	$1,297,110
Less: Goodwill and other intangibles	30,211	29,057	29,783	31,043	27,792

Adjusted total assets at period end	$1,442,532	$1,418,841	$1,318,015	$1,376,029	$1,269,318
Tangible common stockholders’ equity ratio	14.75%	14.00%	8.38%	7.21%	7.85%

1)	The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used by the Company include the following:

•	“Common stockholders’ equity” is defined as total stockholders’ equity at end of period less the liquidation preference value of the preferred stock.

•	“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	“Adjusted average common equity” is defined as average common equity less the average bargain purchase gain.

•	“Adjusted average total assets” is defined as average total assets less the average bargain purchase gain.

•	“Adjusted return on average common equity” is defined as adjusted net income available to common stockholders divided by adjusted average common equity.

•	“Adjusted return on average total assets” is defined as adjusted net income available to common stockholders divided by adjusted average total assets.

•	“Net interest margin” is defined as net interest income divided by average interest-earning assets.

•	“Tangible common stockholders’ equity” is common stockholders’ equity less goodwill and other intangible assets.

•	“Total tangible assets” is defined as total assets less goodwill and other intangible assets.

•	“Tangible book value per share” is defined as tangible common stockholders’ equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•	“Tangible common stockholders’ equity ratio” is defined as the ratio of tangible common stockholders’ equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	“Return on Average Tangible Common Equity” is defined as net income available to common stockholders divided by average tangible common stockholders’ equity.

•	“Efficiency ratio” is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•	“Net noninterest expense to average total assets” is defined as noninterest expenses net of noninterest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.

•	“Adjusted yield on loans” is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans roll off of our balance sheet.

•	“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

2)	Asset quality ratios exclude loans held for sale.

3)	Current quarter ratios are preliminary and, beginning January 1, 2015, are calculated under the requirements of Basel III.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Vice President, Finance & Investor Relations

lwyse@triumphllc.com

214-365-6936

Media Contact:

Amanda Tavackoli

Vice President, Marketing & Communication

atavackoli@triumphllc.com

214-365-6930